Exhibit 5.1

Mayer Brown LLP

3000 El Camino Real

Palo Alto, CA 94306

Main Tel +1 650 331 2000

www.mayerbrown.com

February 16, 2023

AgileThought, Inc.

222 W. Las Colinas Blvd. Suite 1650E

Irving, Texas 75039

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented AgileThought, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time pursuant to Rule 415 of the general rules and regulations promulgated under the Act of 2,016,129 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Shares”), to be sold by the selling stockholder named in the Registration Statement. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion expressed herein, we have examined (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the Bylaws of the Company; and (iv) resolutions of the Company’s board of directors relating to registration of the offering of the Shares.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinion expressed below. In expressing the opinion set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms. We have also assumed that (i) the Registration Statement will become, and remain, effective under the Act and (ii) all Shares will be sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet.

As to matters of fact material to our opinion, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown llp

February 16, 2023

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that the Shares have been validly issued and, when the Shares have been sold in the manner contemplated by the Registration Statement, will be fully paid and nonassessable.

We are admitted to practice law in New York and our opinion expressed herein is limited solely to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Shares or their offering and sale.

This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP
MAYER BROWN LLP